Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIANCE SEMICONDUCTOR COMPLETES SALE OF LAND NEAR
HYDERABAD, INDIA
SANTA CLARA, Calif.—(BUSINESS WIRE)—March 23, 2007—Alliance Semiconductor Corporation (ALSC.PK) today announced that on March 22, 2007, it completed the sale of a parcel of land located outside of Hyderabad, India for Rs. 140,753,900, or approximately $3.2 million. Sandhya Hotels Private Limited purchased the land, after being nominated to do so by the purchasing entities that were party to an agreement dated June 8, 2006 for the sale of the land.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
408-855-4900